EXHIBIT 99.01

News Release

Investor Contact:
Stan Finkelstein
Investor Relations
(925) 290-4321
ir@formfactor.com

FORMFACTOR, INC. REPORTS 2020 THIRD QUARTER RESULTS
Company Delivers Q3 Revenue and Gross Margin at High End of Outlook Range, Expects Continued Momentum in Q4;
Acquires High Precision Devices, Inc., Expanding Cryogenic Thermal Control and Test Expertise

LIVERMORE, Calif. — October 28, 2020 —FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the third quarter of fiscal 2020 ended September 26, 2020. Quarterly revenues were $178.0 million, an increase of 12.8% compared to $157.8 million in the second quarter of fiscal 2020, an increase of 26.6% from $140.6 million in the third quarter of fiscal 2019.

•Revenue at high end of outlook range, close to Company record; Non-GAAP EPS above outlook range
•Demonstrated diversified revenue profile, with four semiconductor industry leaders comprising ten-percent customers
•Continued to add production capacity and increase factory output to meet sustained strong demand

“Our third quarter results demonstrate FormFactor’s continuing progress, as we scale to meet customers’ robust demand for our products,” said Mike Slessor, CEO of FormFactor, Inc. “Despite the challenges posed by COVID-19, we steadily improved the efficiency of both our internal operations and external supply chain, allowing us to deliver results nearly matching our all-time-record fourth quarter of 2019.”

The Company also announced that it acquired High Precision Devices, Inc. (HPD) shortly after the end of the third quarter. Based in Boulder, Colorado, HPD brings world-class cryogenic thermal control and test expertise that augment FormFactor’s existing capabilities and products. The ability to control and manage testing from near absolute zero to hundreds of degrees centigrade is a differentiating capability in semiconductor testing, and HPD expands FormFactor’s leading portfolio of engineering system test and measurement capabilities.

“We are pleased to welcome to HPD’s team to FormFactor and are excited about adding their expertise, technologies, and products in cryogenic test and measurement, an area that is evolving rapidly with revolutionary applications like quantum computing” said Dr. Mike Slessor, CEO of FormFactor.

Third Quarter Highlights

On a GAAP basis, net income for the third quarter of fiscal 2020 was $22.9 million, or $0.29 per fully-diluted share, compared to net income for the second quarter of fiscal 2020 of $20.5 million, or $0.26 per fully-diluted share, and net income for the third quarter of fiscal 2019 of $8.3 million, or $0.11 per fully-diluted share. Gross margin for the third quarter of 2020 was 43.1%, compared with 41.9% in the second quarter of 2020, and 39.3% in the third quarter of 2019.

On a non-GAAP basis, net income for the third quarter of fiscal 2020 was $30.7 million, or $0.39 per fully-diluted share, compared to net income for the second quarter of fiscal 2020 of $25.8 million, or $0.33 per fully-diluted share, and net income for the third quarter of fiscal 2019 of $17.3 million, or $0.22 per fully-diluted share. On a non-GAAP basis, gross margin for the third quarter of 2020 was 46.7%, compared with 45.8% in the second quarter of 2020, and 43.5% in the third quarter of 2019.

A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below.

Free cash flow for the third quarter of fiscal 2020 was $37.2 million, compared to free cash flow for the second quarter of fiscal 2020 of $18.6 million, and free cash flow for the third quarter of 2019 of $25.6 million. A reconciliation of net cash provided by operating activities to free cash flow is provided in the schedules included below.

Stock Repurchase Program

The Company's Board of directors has authorized a $50.0 million share repurchase program to help offset dilution from share issuances related to stock-based compensation. The Company intends to purchase share in the open market. The share repurchase program will expire on October 28, 2022.

Outlook

Dr. Slessor added, “As reflected in our fourth-quarter outlook, we anticipate remaining on our current positive trajectory for a strong finish to 2020.”

For the fourth quarter ending December 26, 2020, FormFactor is providing the following outlook*:

	GAAP	Reconciling Items**	Non-GAAP
Revenue	$178 million to $190 million	—	$178 million to $190 million
Gross Margin	40% to 43%	$7 million	44% to 47%
Net income per diluted share	$0.19 to $0.27	$0.16	$0.35 to $0.43
*This outlook assumes consistent foreign currency rates.
**Reconciling items are stock-based compensation, restructuring charges, acquisition related expenses and amortization of intangibles.

We posted our revenue breakdown by geographic region, by market segment and with customers with greater than 10% of total revenue on the Investor Relations section of our website at www.formfactor.com. We will conduct a conference call at 1:25 p.m. PDT, or 4:25 p.m. EDT, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investor Relations section of our web site at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The telephone replay will be available through November 4, 6:30 p.m. Pacific Time, and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering confirmation code 4879487. Additionally, the replay will be available on the Investor Relations section of our website, www.formfactor.com.

Use of Non-GAAP Financial Information:

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we disclose certain non-GAAP measures of non-GAAP net income, non-GAAP earnings per fully-diluted share, non-GAAP gross margin, non-GAAP operating expenses and non-GAAP operating income, that are adjusted from the nearest GAAP financial measure to exclude certain costs, expenses, gains and losses. Reconciliations of the adjustments to GAAP results for the three and nine months ended September 26, 2020 and for outlook provided before, as well as for the comparable periods of fiscal 2019, are provided below, and on the Investor Relations section of our website at www.formfactor.com. Information regarding the ways in which management uses non-GAAP financial information to evaluate its business, management's reasons for using this non-GAAP financial information, and limitations associated with the use of non-GAAP financial information, is included under “About our Non-GAAP Financial Measures” following the tables below.

About FormFactor:

FormFactor, Inc. (Nasdaq:FORM), is a leading provider of essential test and measurement technologies along the full IC life cycle - from characterization, modeling, reliability, and design de-bug, to qualification and production test. Semiconductor companies rely upon FormFactor’s products and services to accelerate profitability by optimizing device performance and advancing yield knowledge. The Company serves customers through its network of facilities in Asia, Europe, and North America. For more information, visit the Company’s website at www.formfactor.com.

Forward-looking Statements:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including with respect to the Company’s future financial and operating results, the Company’s plans, strategies and objectives for future operations. These statements are based on management’s current expectations and beliefs as of the date hereof, and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to statements regarding future financial and operating results, customer demand, conditions in the semiconductor industry, and growth opportunities, and other statements regarding the Company’s business. Forward-looking statements may contain words such as “may,” “might,” “will,” “expect,” “plan,” “anticipate,” and “continue,” the negative or plural of these words and similar expressions, and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in demand for the Company’s products; customer-specific demand; the speed of customer implementation of new technologies; industry seasonality; risks to the Company’s realization of benefits from acquisitions and investments in capacity; changes macro-economic environments; events affecting global and regional economic conditions and stability such as Brexit, infectious diseases and pandemics (such as the current COVID-19 pandemic), military conflicts, political volatility and similar factors, operating separately or in combination; and other factors, including those set forth in the Company’s most current annual report on Form 10-K, quarterly reports on Form 10-Q and other filings by the Company with the U.S. Securities and Exchange Commission. We are operating in an environment with especially substantial uncertainties arising from the COVID-19 pandemic, including with respect to its current and future impact on our operations, workforce, manufacturing capacity, customer demand, supply chain, macroeconomic environment and other important aspects of our business. In addition, there are increasingly restrictive export regulations being adopted in the U.S., including recently published amendments to export regulations that may substantially restrict or condition our sales in China with considerable uncertainty regarding the ultimate interpretation and implementation of these rules. No assurances can be given that any of the events anticipated by the forward-looking statements within this press release will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the Company. Unless required by law, the Company is under no obligation (and expressly disclaims any such obligation) to update or revise its forward-looking statements whether as a result of new information, future events, or otherwise.

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Revenues	$177,996	$140,604	$496,573	$410,835
Cost of revenues	101,247	85,286	286,267	247,644
Gross profit	76,749	55,318	210,306	163,191
Operating expenses:
Research and development	22,878	20,096	65,064	59,893
Selling, general and administrative	31,834	25,887	82,282	77,354
Total operating expenses	54,712	45,983	147,346	137,247
Operating income	22,037	9,335	62,960	25,944
Interest income	249	724	1,310	1,988
Interest expense	(193)	(422)	(682)	(1,539)
Other income, net	299	226	141	223
Income before income taxes	22,392	9,863	63,729	26,616
Provision (benefit) for income taxes	(499)	1,584	4,479	5,906
Net income	$22,891	$8,279	$59,250	$20,710
Net income per share:
Basic	$0.30	$0.11	$0.78	$0.28
Diluted	$0.29	$0.11	$0.75	$0.27
Weighted-average number of shares used in per share calculations:
Basic	77,029	75,280	76,436	74,749
Diluted	78,809	77,291	78,534	76,763

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 26, 2020	September 28, 2019	June 27, 2020	September 26, 2020	September 28, 2019
GAAP Gross Profit	$76,749	$55,318	$66,167	$210,306	$163,191
Adjustments:
Amortization of intangibles and inventory fair value adjustment due to acquisition	5,495	4,707	5,174	16,419	14,137
Stock-based compensation	962	1,117	901	2,800	3,031
Restructuring charges	—	—	—	—	258
Non-GAAP Gross Profit	$83,206	$61,142	$72,242	$229,525	$180,617

GAAP Gross Margin	43.1%	39.3%	41.9%	42.4%	39.7%
Adjustments:
Amortization of intangibles and inventory fair value adjustment due to acquisition	3.1%	3.3%	3.3%	3.3%	3.4%
Stock-based compensation	0.5%	0.9%	0.6%	0.6%	0.7%
Restructuring charges	—%	—%	—%	—%	0.1%
Non-GAAP Gross Margin	46.7%	43.5%	45.8%	46.3%	43.9%

GAAP operating expenses	$54,712	$45,983	$43,674	$147,346	$137,247
Adjustments:
Amortization of intangibles and inventory fair value adjustment due to acquisition	(1,547)	(1,372)	(1,528)	(4,588)	(6,111)
Stock-based compensation	(4,547)	(5,387)	(4,741)	(13,974)	(14,057)
Restructuring charges	—	(22)	—	—	(199)
Gain on contingent consideration	71	—	3,700	3,771	—
Acquisition related expenses	(334)	(247)	—	(369)	(247)
Non-GAAP operating expenses	$48,355	$38,955	$41,105	$132,186	$116,633

GAAP operating income	$22,037	$9,335	$22,493	$62,960	$25,944
Adjustments:
Amortization of intangibles and inventory fair value adjustment due to acquisition	7,042	6,079	6,702	21,007	20,248
Stock-based compensation	5,509	6,504	5,642	16,774	17,088
Restructuring charges	—	22	—	—	457
Gain on contingent consideration	(71)	—	(3,700)	(3,771)	—
Acquisition related expenses	334	247	—	369	247
Non-GAAP operating income	$34,851	$22,187	$31,137	$97,339	$63,984

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 26, 2020	September 28, 2019	June 27, 2020	September 26, 2020	September 28, 2019
GAAP net income	$22,891	$8,279	$20,469	$59,250	$20,710
Adjustments:
Amortization of intangibles and inventory fair value adjustment due to acquisition	7,042	6,079	6,702	21,007	20,248
Stock-based compensation	5,509	6,504	5,642	16,774	17,088
Restructuring charges	—	22	—	—	457
Gain on contingent consideration	(71)	—	(3,700)	(3,771)	—
Acquisition related expenses	334	247	—	369	247
Income tax effect of non-GAAP adjustments	(4,970)	(3,812)	(3,265)	(10,994)	(10,137)
Non-GAAP net income	$30,735	$17,319	$25,848	$82,635	$48,613

Non-GAAP net income per share:
Basic	$0.40	$0.23	$0.34	$1.08	$0.65
Diluted	$0.39	$0.22	$0.33	$1.05	$0.63

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 26, 2020	September 28, 2019
Cash flows from operating activities:
Net income	$59,250	$20,710
Selected adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	14,491	12,644
Amortization	20,249	20,248
Stock-based compensation expense	16,774	17,088
Provision for excess and obsolete inventories	9,763	8,046
Gain on contingent consideration	(3,771)	—
Other activity impacting operating cash flows	7,453	4,642
Net cash provided by operating activities	124,209	83,378
Cash flows from investing activities:
Acquisition of property, plant and equipment	(41,887)	(14,242)
Acquisition of business, net of cash acquired	(34,999)	—
Proceeds (purchases) of marketable securities, net	20,609	(25,898)
Other activity impacting investing cash flows	82	93
Net cash used in investing activities	(56,195)	(40,047)
Cash flows from financing activities:
Proceeds from issuances of common stock	9,588	7,672
Proceeds from term loan debt	18,000	—
Payment of term loan debt issuance costs	(78)	—
Tax withholdings related to net share settlements of equity awards	(15,382)	(7,898)
Principal repayments on term loans	(41,098)	(18,750)
Net cash used in financing activities	(28,970)	(18,976)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,262	(161)
Net increase in cash, cash equivalents and restricted cash	40,306	24,194
Cash, cash equivalents and restricted cash, beginning of period	147,937	100,546
Cash, cash equivalents and restricted cash, end of period	$188,243	$124,740

FORMFACTOR, INC.
RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 26, 2020	September 28, 2019	June 27, 2020	September 26, 2020	September 28, 2019
Net cash provided by operating activities	$41,762	$28,002	$43,108	$124,209	$83,378
Adjustments:
Cash paid for interest	210	350	182	683	1,128
Acquisition related payments in working capital	334	—	—	369	—
Capital expenditures	(5,144)	(2,782)	(24,693)	(41,887)	(14,242)
Free cash flow	$37,162	$25,570	$18,597	$83,374	$70,264

FORMFACTOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 26, 2020	December 28, 2019
ASSETS
Current assets:
Cash and cash equivalents	$185,368	$144,545
Marketable securities	56,100	76,327
Accounts receivable, net of allowance for doubtful accounts of $222 and $222	96,946	97,868
Inventories, net	94,616	83,258
Restricted cash	1,477	1,981
Prepaid expenses and other current assets	21,687	15,064
Total current assets	456,194	419,043
Restricted cash	1,398	1,411
Operating lease, right-of-use-assets	29,320	31,420
Property, plant and equipment, net of accumulated depreciation	97,528	58,747
Goodwill	220,757	199,196
Intangibles, net	37,937	57,610
Deferred tax assets	71,464	71,252
Other assets	1,009	1,203
Total assets	$915,607	$839,882

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$62,903	$40,914
Accrued liabilities	44,026	36,439
Current portion of term loans, net of unamortized issuance costs	9,120	42,846
Deferred revenue	13,670	9,810
Operating lease liabilities	6,555	6,551
Total current liabilities	136,274	136,560
Term loans, less current portion, net of unamortized issuance costs	26,874	15,639
Deferred tax liabilities	5,682	6,986
Long-term operating lease liabilities	26,794	29,088
Other liabilities	5,841	10,612
Total liabilities	201,465	198,885

Stockholders’ equity:
Common stock, $0.001 par value:
250,000,000 shares authorized; 77,383,494 and 75,764,990 shares issued and outstanding	78	76
Additional paid-in capital	896,576	885,821
Accumulated other comprehensive income (loss)	2,479	(659)
Accumulated deficit	(184,991)	(244,241)
Total stockholders’ equity	714,142	640,997
Total liabilities and stockholders’ equity	$915,607	$839,882

About our Non-GAAP Financial Measures:
We believe that the presentation of non-GAAP net income, non-GAAP earnings per fully-diluted share, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and free cash flow provides supplemental information that is important to understanding financial and business trends and other factors relating to our financial condition and results of operations. Non-GAAP net income, non-GAAP earnings per fully-diluted share, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income are among the primary indicators used by management as a basis for planning and forecasting future periods, and by management and our board of directors to determine whether our operating performance has met certain targets and thresholds. Management uses non-GAAP net income, non-GAAP earnings per fully-diluted share, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income when evaluating operating performance because it believes that the exclusion of the items indicated herein, for which the amounts or timing may vary significantly depending upon our activities and other factors, facilitates comparability of our operating performance from period to period. We use free cash flow to conduct and evaluate our business as an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Many investors also prefer to track free cash flow, as opposed to only GAAP earnings. Free cash flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures, and therefore it is important to view free cash flow as a complement to our entire consolidated statements of cash flows. We have chosen to provide this non-GAAP information to investors so they can analyze our operating results closer to the way that management does, and use this information in their assessment of our business and the valuation of our company. We compute non-GAAP net income, non-GAAP fully-diluted earnings per share, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, by adjusting GAAP net income, GAAP earnings per fully-diluted share, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income to remove the impact of certain items and the tax effect, if applicable, of those adjustments. These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income, earnings per fully-diluted share, gross margin, operating expenses, or operating income in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We may expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income, non-GAAP earnings per fully-diluted share, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income should not be construed as an inference that these costs are unusual, infrequent or non-recurring. For more information on the non-GAAP adjustments, please see the table captioned “Non-GAAP Financial Measure Reconciliations" and “Reconciliation of Cash Provided By Operating Activities to Free Cash Flow” included in this press release.

Source: FormFactor, Inc.
FORM-F